Exhibit 5.12

1301 Riverplace Boulevard • Suite 1500 Jacksonville, Florida 32207 904 . 398 . 3911 Main 904 . 396 . 0663 Fax www.rtlaw.com

September 11, 2013

ADS Waste Holdings, Inc.

90 Fort Wade Road

Ponte Vedra, Florida 32801

Re:	Registration Statement on Form S-4 of ADS Waste Holdings, Inc.
Florida Guarantors

Ladies and Gentlemen:

We have acted as special Florida counsel to each of (i) Advanced Disposal Services Solid Waste Southeast, Inc., a Florida corporation, (ii) Advanced Disposal Services Cypress Acres Landfill, Inc., a Florida corporation, (iii) Jones Road Landfill and Recycling, Ltd., a Florida limited partnership, (iv) Parker Sanitation II, Inc., a Florida corporation, and (v) Pasco Lakes Inc., a Florida corporation (each, a “Florida Guarantor” and collectively, the “Florida Guarantors”), in connection with the preparation and filing by ADS Waste Holdings, Inc., a Delaware corporation (the “Company” and the ultimate parent of the Florida Guarantors), of a registration statement on Form S-4 (the “Registration Statement”) with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance of the Company’s 8  1⁄4% Senior Notes due 2020 (the “Exchange Notes”) and the full and unconditional guarantees, on a senior unsecured basis, as to the payment of principal and interest on the Exchange Notes (the “Exchange Note Guarantees”) by each of the entities listed in the Registration Statement as guarantors, which includes the Florida Guarantors (collectively, the “Guarantors”). Pursuant to the prospectus forming a part of the Registration Statement (the “Prospectus”), the Company is offering to exchange (the “Exchange Offer”) up to $550,000,000 aggregate principal amount of Exchange Notes for a like amount of its outstanding 8  1⁄4% Senior Notes due 2020 issued on October 9, 2012 (the “Old Notes”), which have not been registered under the Securities Act, and to exchange the Exchange Note Guarantees for the full and unconditional guarantees, on a senior unsecured basis, as to the payment of principal and interest on the Old Notes by the Guarantors. The Exchange Notes and the Exchange Note Guarantees will be registered under the Securities Act as set forth in the Registration Statement and will be issued upon consummation of the Exchange Offer pursuant to an indenture, dated as of October 9, 2012 (as amended and supplemented, the “Indenture”), among ADS Waste Escrow Corp. and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

In our capacity as special Florida counsel to the Florida Guarantors, we have reviewed originals or copies of the following documents:

(a)	The Indenture, including the Exchange Note Guarantees.

(b)	A specimen of the Exchange Notes.

ADS Waste Holdings, Inc.

September 11, 2013

The documents described in the foregoing clauses (a) and (b) are collectively referred to as the “Opinion Documents.”

We have also reviewed the following:

(a)	The Registration Statement.

(b)	The Prospectus.

(c)	The registration rights agreement, dated as of October 9, 2012, among the Company and Deutsche Bank Securities Inc., as representative of the several Initial Purchasers named therein.

(d)	Originals or copies of such other corporate records of the Florida Guarantors, certificates of public officials and of officers of the Florida Guarantors and agreements and other documents as we have deemed necessary as a basis for the opinions expressed below.

Opinions

Based upon the foregoing and upon such other investigation as we have deemed necessary and subject to the qualifications set forth below, we are of the opinion that:

1.	Each of (i) Advanced Disposal Services Solid Waste Southeast, Inc., (ii) Advanced Disposal Services Cypress Acres Landfill, Inc., (iii) Parker Sanitation II, Inc., and (iv) Pasco Lakes Inc. is a Florida corporation validly existing and in good standing under the laws of the State of Florida. Jones Road Landfill and Recycling, Ltd. is a Florida limited partnership validly existing and in good standing under the laws of State of Florida.

2.	Each of the Florida Guarantors has the power and authority to create the obligations applicable to it under the Opinion Documents.

3.	The execution, delivery and performance by each Florida Guarantor of the Opinion Documents to which it is a party has been duly authorized by all necessary corporate or limited partnership action, as applicable.

4.	The Indenture has been duly executed and delivered by each of the Florida Guarantors.

This opinion letter is rendered to you in connection with the Exchange Offer.

This opinion letter speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion letter that might affect the opinions expressed herein.

ADS Waste Holdings, Inc.

September 11, 2013

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations promulgated thereunder. Subject to the foregoing, this opinion letter is furnished to you and may be relied upon by Shearman & Sterling LLP in connection with the Exchange Offer and the filing of the Registration Statement.

/s/ ROGERS TOWERS, P.A.
ROGERS TOWERS, P.A.

1301 Riverplace Boulevard • Suite 1500 Jacksonville, Florida 32207 904 . 398 . 3911 Main 904 . 396 . 0663 Fax www.rtlaw.com

September 11, 2013

ADS Waste Holdings, Inc.

90 Fort Wade Road

Ponte Vedra, Florida 32801

Re:	Registration Statement on Form S-4 of ADS Waste Holdings, Inc.
Georgia Guarantors

Ladies and Gentlemen:

We have acted as special Georgia counsel to each of (i) Advanced Disposal Services Evergreen Landfill, Inc., a Georgia corporation, (ii) Advanced Disposal Services Macon, LLC, a Georgia limited liability company, (iii) Advanced Disposal Services Magnolia Ridge Landfill, LLC, a Georgia limited liability company, (iv) Advanced Disposal Services Pecan Row Landfill, LLC, a Georgia limited liability company, and (v) Advanced Disposal Services Taylor County Landfill, LLC, a Georgia limited liability company (each, a “Georgia Guarantor” and collectively, the “Georgia Guarantors”), in connection with the preparation and filing by ADS Waste Holdings, Inc., a Delaware corporation (the “Company” and the ultimate parent of the Georgia Guarantors), of a registration statement on Form S-4 (the “Registration Statement”) with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance of the Company’s 8  1⁄4% Senior Notes due 2020 (the “Exchange Notes”) and the full and unconditional guarantees, on a senior unsecured basis, as to the payment of principal and interest on the Exchange Notes (the “Exchange Note Guarantees”) by each of the entities listed in the Registration Statement as guarantors, which includes the Georgia Guarantors (collectively, the “Guarantors”). Pursuant to the prospectus forming a part of the Registration Statement (the “Prospectus”), the Company is offering to exchange (the “Exchange Offer”) up to $550,000,000 aggregate principal amount of Exchange Notes for a like amount of its outstanding 8  1⁄4% Senior Notes due 2020 issued on October 9, 2012 (the “Old Notes”), which have not been registered under the Securities Act, and to exchange the Exchange Note Guarantees for the full and unconditional guarantees, on a senior unsecured basis, as to the payment of principal and interest on the Old Notes by the Guarantors. The Exchange Notes and the Exchange Note Guarantees will be registered under the Securities Act as set forth in the Registration Statement and will be issued upon consummation of the Exchange Offer pursuant to an indenture, dated as of October 9, 2012 (as amended and supplemented, the “Indenture”), among ADS Waste Escrow Corp. and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

In our capacity as special Georgia counsel to the Georgia Guarantors, we have reviewed originals or copies of the following documents:

(a)	The Indenture, including the Exchange Note Guarantees.

(b)	A specimen of the Exchange Notes.

ADS Waste Holdings, Inc.

September 11, 2013

The documents described in the foregoing clauses (a) and (b) are collectively referred to as the “Opinion Documents.”

We have also reviewed the following:

(a)	The Registration Statement.

(b)	The Prospectus.

(c)	The registration rights agreement, dated as of October 9, 2012, among the Company and Deutsche Bank Securities Inc., as representative of the several Initial Purchasers named therein.

(d)	Originals or copies of such other corporate records of the Georgia Guarantors, certificates of public officials and of officers of the Georgia Guarantors and agreements and other documents as we have deemed necessary as a basis for the opinions expressed below.

Opinions

Based upon the foregoing and upon such other investigation as we have deemed necessary and subject to the qualifications set forth below, we are of the opinion that:

1.	Advanced Disposal Services Evergreen Landfill, Inc. is a Georgia corporation validly existing and in good standing under the laws of State of Georgia. Each of (i) Advanced Disposal Services Macon, LLC, (ii) Advanced Disposal Services Magnolia Ridge Landfill, LLC, (iii) Advanced Disposal Services Pecan Row Landfill, LLC, and (iv) Advanced Disposal Services Taylor County Landfill, LLC is a Georgia limited liability company validly existing and in good standing under the laws of the State of Georgia.

2.	Each of the Georgia Guarantors has the power and authority to create the obligations applicable to it under the Opinion Documents.

3.	The execution, delivery and performance by each Georgia Guarantor of the Opinion Documents to which it is a party has been duly authorized by all necessary corporate or company action, as applicable.

4.	The Indenture has been duly executed and delivered by each of the Georgia Guarantors.

This opinion letter is rendered to you in connection with the Exchange Offer.

This opinion letter speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion letter that might affect the opinions expressed herein.

ADS Waste Holdings, Inc.

September 11, 2013

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations promulgated thereunder. Subject to the foregoing, this opinion letter is furnished to you and may be relied upon by Shearman & Sterling LLP in connection with the Exchange Offer and the filing of the Registration Statement.

/s/ ROGERS TOWERS, P.A.
ROGERS TOWERS, P.A.